                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          Ingles Markets, Incorporated
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.

/ /      Fee computed on table below per Exchange Act Rules 14a-6(i(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                                     [LOGO]


                          INGLES MARKETS, INCORPORATED
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 18, 1997

To the Stockholders of Ingles Markets, Incorporated:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Ingles Markets, Incorporated (the "COMPANY") will be held at the Grove Park Inn, 290 Macon Avenue, Asheville, North Carolina 28804, on Tuesday, February 18, 1997, at 1:00 P.M. local time, for the following purposes:

         (1)      To elect nine (9) Directors for the ensuing year;

         (2) To consider and vote upon a proposal to adopt and approve the Ingles Markets, Incorporated 1997 Nonqualified Stock Option Plan; and

         (3) To transact such other business as may properly come before the meeting.

         Holders of the shares of the Company's Class A Common Stock and Class B Common Stock of record at the close of business on January 7, 1997 will be entitled to notice of and to vote at the meeting.

         Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. This will assist us in preparing for the meeting.

                                        By Order of the Board of Directors

                                        /s/ Robert P. Ingle
                                        -----------------------------------
                                        Robert P. Ingle
                                        Chairman of the Board




January 22, 1997
Asheville, North Carolina


PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                          INGLES MARKETS, INCORPORATED
                                 P. O. BOX 6676
                                   HIGHWAY 70
                         ASHEVILLE, NORTH CAROLINA 28816


                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Ingles Markets, Incorporated (the "COMPANY") to be voted at the Annual Meeting of the Stockholders of the Company to be held on February 18, 1997, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The 1997 Annual Meeting (the "1997 ANNUAL MEETING") will be held at the Grove Park Inn, 290 Macon Avenue, Asheville, North Carolina 28804, on Tuesday, February 18, 1997, at 1:00 p.m., local time. This Proxy Statement and accompanying form of proxy were first sent or given to stockholders on or about January 22, 1997. The Company's Annual Report for the year ended September 28, 1996 (the "1996 ANNUAL REPORT"), is being sent, concurrently herewith, to each stockholder of record. The Company's principal executive offices are located at Highway 70, Asheville (Black Mountain), North Carolina 28711.

SOLICITATION OF PROXIES

         Proxies for the 1997 Annual Meeting will be solicited by mail. Proxies may also be solicited by officers and regular employees of the Company personally or by telephone or telegraph, but such persons will not be specifically compensated for such services. The Company's regularly retained investor relations firm, Corporate Communications, Inc., may also solicit proxies by telephone and mail. Corporate Communications, Inc. will not receive a separate fee for any such solicitations. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable and customary expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock of the Company. The expense of preparing, assembling, printing, mailing and soliciting proxies will be borne by the Company.

ACTION TO BE TAKEN UNDER THE PROXIES

         When a proxy in the enclosed form is properly executed and timely returned, the shares represented thereby will be voted at the 1997 Annual Meeting in the manner specified thereon.

         ELECTION OF DIRECTORS. If the proxy is properly completed and returned but no choice is specified thereon, it will be voted at the 1997 Annual Meeting "FOR" the election of the nominees for Directors set forth on page 5 under the heading "ELECTION OF DIRECTORS".

         1997 NONQUALIFIED STOCK OPTION PLAN. If the proxy is properly completed and returned but no choice is specified therein, it will be voted at the 1997 Annual Meeting "FOR" the proposal to adopt and approve the Ingles Markets, Incorporated 1997 Nonqualified Stock Option Plan (the "1997 PLAN") as described on page 20 of this Proxy Statement.

         OTHER MATTERS. The Company's management knows of no matter to be brought before the 1997 Annual Meeting other than those mentioned herein. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

         REVOCATION OF PROXIES. Any stockholder who properly executes and delivers a proxy may revoke it at any time prior to it being exercised. Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the 1997 Annual Meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering an instrument revoking it or a duly executed proxy bearing a later date to the Secretary of the Company.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING RIGHTS

         The Company's Class A Common Stock, $.05 par value per share (the "CLASS A COMMON STOCK"), and Class B Common Stock, $.05 par value per share (the "CLASS B COMMON STOCK"), are entitled to vote at the meeting. The Board of Directors, pursuant to the By-laws of the Company, has fixed January 7, 1997, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the 1997 Annual Meeting or at any adjournment or adjournments thereof. Based on information available to the Company from its Transfer Agent, at January 7, 1997, there were 8,116,772 shares of Class A Common Stock and 12,990,621 shares of Class B Common Stock outstanding and entitled to be voted at the 1997 Annual Meeting.

         ELECTION OF DIRECTORS. With respect to the election of nine (9) Directors at the 1997 Annual Meeting, holders of Class A Common Stock voting as a class shall elect two (2) Directors and holders of Class B Common Stock voting as a class shall elect the remaining seven (7) Directors. Unless cumulative voting for Directors applies, as described below, each holder of Class A Common Stock and each holder of Class B Common Stock shall have one (1) vote for each share held as of the record date. The North Carolina Business Corporation Act provides that, in connection with the election of Directors at a meeting at which a quorum is present, the persons receiving a plurality of the votes cast by the shares entitled to vote in the election will be elected as Directors. For such purposes only votes for and votes withheld will be counted. For purposes of any such vote, there are no abstentions or broker nonvotes. For purposes of this Proxy Statement, "broker nonvotes" are votes with respect to which nominees holding shares for beneficial owners have received a proxy and are deemed to be present for purposes of determining if a quorum exists but have received no instructions from the beneficial owner with respect to certain specific matters to be voted upon and, accordingly, may not exercise discretionary voting power with respect to such matters. For purposes of these elections, as of the record date the Company's Directors and Executive Officers as a group held 66,465 shares of Class A Common Stock (less than 1%) and 12,420,375 shares of Class B Common Stock (approximately 95.6%) (see "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS" on page 4 of this Proxy Statement).

         The North Carolina Business Corporation Act was amended to provide that, unless the corporation is a public corporation as of the date the share records are closed for purposes of setting a record date, every stockholder of a corporation (such as the Company) that was incorporated between July 1, 1957 and July 1, 1990, who is entitled to vote at an election of Directors shall have the right to vote, in person or by proxy, the number of shares standing of record in the name of the stockholder for as many persons as there are Directors to be elected and for whose election the stockholder has a right to vote, or to cumulate votes by giving one (1) candidate as many votes as the number of such Directors multiplied by the number of the stockholder's shares, or by distributing such votes on the same principle among any number of such candidates. This right of cumulative voting shall not be exercised unless some stockholder or proxy holder announces in open meeting, before the voting for Directors starts, an intention to vote cumulatively. Further, in the event of cumulative voting, discretionary authority is hereby solicited so that, except as limited in any proxy, the proxy holders named in the proxy shall have full authority to vote for the largest number of nominees that can be elected by cumulative voting of the shares to which the proxy relates or for such lesser number as instructed by the Board of Directors and shall have full authority to distribute their votes among nominees for whom the authority to vote has not been withheld in the proxy in any manner as instructed by the Board of Directors. However, as of January 7, 1997, the record date for the 1997 Annual Meeting, the Company is a public corporation for such purposes. Therefore, cumulative voting would not be available.

         PROPOSAL TO ADOPT AND APPROVE THE 1997 PLAN. With respect to the proposal to adopt and approve the 1997 Plan, the holders of Class A Common Stock and Class B Common Stock (collectively, the "COMMON STOCK") shall vote as a single class, with each holder of Class A Common Stock being entitled to one (1) vote for each share of Class A Common Stock held as of the record date and each holder of Class B Common Stock being entitled to ten (10) votes for each share of Class B Common Stock held as of the record date. For purposes of any such vote, if a quorum is present, a proposal will pass if the votes cast favoring the action exceed the votes cast opposing the action. Accordingly, abstentions and broker nonvotes will have no effect on the vote. For purposes of this vote, as of the record date the Company's Directors and Executive Officers as a group held 66,465 shares of Class A Common Stock (less than 1%) and 12,420,375 shares of Class B Common Stock (approximately 95.6%) (see "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS" on page 4 of this Proxy Statement).

         OTHER MATTERS. With respect to all other matters to be voted upon at the 1997 Annual Meeting, unless otherwise provided in the Company's Articles of Incorporation or the North Carolina Business Corporation Act, the holders of Class A Common Stock and Class B Common Stock shall vote as a single class, with each holder of Class A Common Stock being entitled to one (1) vote for each share of Class A Common Stock held as of the record date and each holder of Class B Common Stock being entitled to ten (10) votes for each share of Class B Common Stock held as of the record date. For purposes of any such vote, if a quorum is present, a proposal will pass if the votes cast favoring the action exceed the votes cast opposing the action. Accordingly, abstentions and broker nonvotes will have no effect on the vote. For purposes of any such vote, as of the record date the Company's Directors and Executive Officers as a group held 66,465 shares of Class A Common Stock (less than 1%) and 12,420,375 shares of Class B Common Stock (approximately 95.6%) (see "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS" on page 4 of this Proxy Statement). At this time, the Company does not know of any other matters to be presented for action at the 1997 Annual Meeting.

         QUORUM. A majority of the outstanding shares of each class of Common Stock represented at the 1997 Annual Meeting, in person or by proxy, will constitute a quorum for purposes of voting on the election of Directors. The representation at the meeting, in person or by proxy, of shares having a majority of the aggregate votes of both classes of Common Stock will constitute a quorum for voting on the proposal to adopt and approve the 1997 Plan and any other matters that may be presented to the meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The table below sets forth, as of January 7, 1997, certain information with respect to the Company's Class A Common Stock and Class B Common Stock owned beneficially by each Director, by each Nominee for election as a Director, by each of the Executive Officers of the Company named in the "SUMMARY COMPENSATION TABLE" on page 14, by all Directors and Executive Officers as a group and by each person known by the Company to be a beneficial owner of more than five percent (5%) of either class of the outstanding Common Stock of the Company. Except as otherwise indicated, each beneficial owner has sole voting and investment power:


                                                NUMBER OF SHARES OWNED BENEFICIALLY          PERCENTAGE OF COMMON STOCK (1)
                                                -----------------------------------          ------------------------------
NAME                                             CLASS A              CLASS B (2)                CLASS A          CLASS B
---------------------------------------------------------------------------------------------------------------------------
Robert P. Ingle (3)                                      0          12,126,300(4)(5)             59.9%(2)(4)       93.3%
Ingles Markets, Incorporated Investment/
 Profit Sharing Plan and Trust (3)                       0           2,077,700                   20.4%(2)          16.0%
Merchant Distributors, Inc. (6)                    269,900             150,150                    5.1%(2)           1.2%
Joseph G. Ashley (3)                                 4,897                   0                       *                 -
Anthony S. Federico (3)                             10,000             138,075                    1.8%(2)           1.1%
Jack R. Ferguson (3)                                 4,383           2,077,700(4)                20.4%(2)(4)       16.0%
Vaughn C. Fisher (3)                                28,085           2,077,700(4)                20.7%(2)(4)       16.0%
Ralph H. Gardner (3)                                15,800(7)              750                       *(2)              *
Robert P. Ingle, II (3)                                  0             154,950                    1.9%(2)           1.2%
John O. Pollard                                        100                   0                       *                 -
Laura Ingle Sharp (8)                                3,603(9)           79,725(10)                1.0%(2)              *
J. Alton Wingate                                     1,100                 150                       *(2)              *
All Directors and Executive Officers as a           66,465(7)       12,420,375(4)(5)             60.8%(2)(4)       95.6%
 group (16 persons)

----------------
*Less than 1%.


(1) The percentage of stock ownership does not reflect any dilution that may be attributable to the conversion of the Company's outstanding $8,709,000 principal amount of Convertible Subordinated Debentures (the "DEBENTURES"). The conversion price is $11.10 per share. On December 6, 1996, the Company announced its intention to redeem all the outstanding Debentures on January 20, 1997. The holders of the Debentures have the right to convert their Debentures into shares of the Company's Class A Common Stock at $11.10 per share until January 16, 1997.

(2) Each share of Class B Common Stock is convertible, at any time, at the option of the holder, into one share of Class A Common Stock. Upon any transfer of Class B Common Stock (other than to immediate family members and the Company's Investment/Profit Sharing Plan and Trust), each share of Class B

         Common Stock is automatically converted into a share of Class A Common Stock. Accordingly, for each holder of Class B Common Stock the percentage of Class A Common Stock set forth in this table reflects the Class A Common Stock into which such stockholder's shares of Class B Common Stock are convertible. However, such converted shares are not taken into consideration in calculating such percentages for any other stockholder, except for the shares of Class A Common Stock held by all Directors and Executive Officers as a group.

(3) The address of this beneficial owner is P.O. Box 6676, Highway 70, Asheville, North Carolina 28816.

(4) Includes the 2,077,700 shares held by the Company's Investment/Profit Sharing Plan and Trust, of which Messrs. Ingle, Ferguson and Fisher are trustees, and with respect to which they have the sole voting power and dispositive power with respect to such shares. Messrs. Ingle, Ferguson and Fisher disclaim beneficial ownership of such shares.

(5) Includes 48,600 shares of Class B Common Stock held by Mr. Ingle's wife, with respect to which Mr. Ingle disclaims any beneficial ownership interest.

(6) The address of this beneficial owner is 120 4th Street, S. W., Hickory, North Carolina 28601.

(7) Includes 300 shares of Class A Common Stock held by the estate of Mr. Gardner's wife.

(8)      The address of this beneficial owner is 3436 Valley Road, Atlanta, GA
         30305.

(9) Includes 363 shares of Class A Common Stock held by Ms. Sharp's minor children.

(10)     Includes 2,025 shares of Class B Common Stock held by Ms. Sharp's husband.
--------

                              ELECTION OF DIRECTORS

         The entire Board of Directors of the Company will be elected for a term of one (1) year and until their successors are elected and qualified. The Company's By-laws provide that there shall be not less than five (5), nor more than eleven (11), Directors. The Board of Directors has determined that the number of Directors be fixed at nine (9) members for the ensuing year. Two (2) of the Directors will be elected by a vote of the holders of the Class A Common Stock and the remaining seven (7) Directors will be elected by a vote of the holders of the Class B Common Stock. It is the intention of the persons named in the accompanying proxy form to vote for the election of the nominees identified below. If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named for any nominees who are unable to serve or who for good cause will not serve. All of the nominees are currently Directors, except Robert P. Ingle, II and Laura Ingle Sharp.

IDENTIFICATION OF DIRECTORS, NOMINEES FOR ELECTION AS A DIRECTOR AND EXECUTIVE OFFICERS

         MESSRS. POLLARD AND WINGATE HAVE BEEN NOMINATED BY THE BOARD OF DIRECTORS FOR ELECTION BY THE HOLDERS OF THE CLASS A COMMON STOCK. MESSRS. ROBERT P. INGLE, FEDERICO, FERGUSON, FISHER, GARDNER AND ROBERT P. INGLE, II AND MS. LAURA INGLE SHARP HAVE BEEN NOMINATED BY THE BOARD OF DIRECTORS FOR ELECTION BY THE HOLDERS OF THE CLASS B COMMON STOCK.

         The following information relating to age, positions with the Company and principal employment has been furnished by the respective Directors, nominees for election as a Director and Executive Officers. Except as otherwise indicated, each Director, nominee for election as a Director and Executive Officer has been or was engaged in his or her present or last principal employment, in the same or a similar position, for more than five (5) years. None of the Directors, nominees for election as a Director or Executive Officers, other than Robert P. Ingle and J. Alton Wingate, is a director of any other publicly-owned company.


                                  INFORMATION ABOUT DIRECTORS,
NAME                              NOMINEES FOR ELECTION AS A DIRECTOR AND EXECUTIVE OFFICERS
----------------------------      ------------------------------------------------------------------------------------
Robert P. Ingle                   Chairman of the Board of Directors and Chief Executive Officer since the incorporation of the
                                  Company in 1965, Mr. Ingle was President of the Company until 1982. Mr. Ingle also serves on the
                                  Asheville Board of Directors Advisory Board of the First Union National Bank of North Carolina,
                                  Asheville. Mr. Ingle is 63.

Joseph G. Ashley                  Mr. Ashley has served as Vice President-Meats since he joined the Company in May 1991.  Prior to joining the Company, Mr. Ashley served as a regional supervisor of meat operations for Food Lion,
                                  Inc., a regional supermarket chain, since 1973. Mr. Ashley is 49.

Timothy A. Davey                  Mr. Davey served as a Bakery director since he joined the Company in July 1994 and is currently
                                  Vice President-Bakery. Prior to joining the Company, Mr. Davey served as Director of Bakery
                                  Operations for Kash n' Karry Food Stores, Inc., a regional supermarket chain, since 1989. From
                                  1978 to 1989, he served with Kroger Company in a variety of positions. Mr. Davey is 40.

Anthony S. Federico               Mr. Federico has served as a Director since May 1991 and as Vice President,
                                  Non-Foods since October 1992. Prior to joining the Company in October 1992, he served as President of Ultimate Food Sales, Inc., a food brokerage company based in Asheville, North Carolina, which he founded in 1985. Mr. Federico is 37.

Jack R. Ferguson                  Mr. Ferguson has served as a Director and as the Vice President-Finance and Chief Financial
                                  Officer of the Company since January 1988. Prior to joining the Company in December 1987,
                                  Mr. Ferguson served as Treasurer of BI-LO, Inc., a regional supermarket chain, where he was employed since 1971. Mr. Ferguson is 56.

Vaughn C. Fisher                  A Director since 1985, Mr. Fisher joined the Company in 1972 and presently serves as the Company's
                                  President and Chief Operating Officer. He served as the Company's Vice President-Sales Manager until December 28, 1996. Mr. Fisher is 59.




                                  INFORMATION ABOUT DIRECTORS,
NAME                              NOMINEES FOR ELECTION AS A DIRECTOR AND EXECUTIVE OFFICERS
----------------------------      ------------------------------------------------------------------------------------
Ralph H. Gardner                  A Director since 1985, he is President of Milkco, Inc., a subsidiary corporation which processes and packages milk, fruit juices and spring water. Mr. Gardner worked for Kraft, Inc. as
                                  Area Sales Manager for 34 years prior to joining the Company as an officer in 1982. He is 76.

Robert P. Ingle, II               Robert P. Ingle, II has been employed by the Company on a full-time basis since 1991. He became
                                  Vice President-Operations in February 1996. He is 28.

Edward J. Kolodzieski             Mr. Kolodzieski has served as Vice President-Strategic Planning since he joined the Company in
                                  August 1995. Prior to joining the Company, Mr. Kolodzieski was with Kash n' Karry Food Stores,
                                  Inc., a regional supermarket chain, from 1978 until 1995. He held several positions at Kash n'
                                  Karry, including Regional Manager, Marketing Manager, Director of Deli Marketing, Vice President
                                  of Operations and served in the capacity of Senior Vice President- Operations prior to joining the
                                  Company. Mr. Kolodzieski is 36.

Gordon S. Myers                   He has served as Vice President-Real Estate since he joined the Company in March 1993. Prior to joining the Company, Mr. Myers served as President of Commercial Developers, Inc., a real estate company which he owned. Prior to his employment, Mr. Myers served the Company as a consultant in matters relating to real estate. He is 52.

John O. Pollard                   A Director since 1987, he is a partner in the Charlotte, North Carolina law firm of Blakeney &
                                  Alexander, with which he has been affiliated since 1973. Mr. Pollard is 59.

J. Thomas Outlaw, Jr.             Mr. Outlaw has been employed by the Company since 1977 in various capacities and is currently
                                  Vice President-Sales Manager. Mr. Outlaw is 50.

Laura Ingle Sharp                 The Company's "Laura Lynn" private label products are named after Ms. Sharp. She has served the
                                  Company in several capacities on a full-time and part-time basis since 1975, including appearances in the Company's advertisements promoting the private label products. Ms. Sharp is 40.

Leonard E. Tasler                 He has served as Vice President - Produce since he joined the Company in March 1993. Prior to joining the Company, Mr. Tasler served as Senior Produce Buyer for Safeway Stores, Inc., Omaha,
                                  Phoenix, and Denver division, a national supermarket chain, from 1973 through 1993. He is 42.

Brenda S. Tudor                   A certified public accountant, she joined the Company in 1984 and served as general accounting manager until 1988 when she became Controller and Secretary of the Company. Ms. Tudor previously had been employed as an accountant with the Asheville, North Carolina office of Strand, Skees,
                                  Jones & Company, certified public accountants, for three years. Ms. Tudor is 39.




                                  INFORMATION ABOUT DIRECTORS,
NAME                              NOMINEES FOR ELECTION AS A DIRECTOR AND EXECUTIVE OFFICERS
----------------------------      ------------------------------------------------------------------------------------
J. Alton Wingate                  A Director since 1987, he is Chairman and Chief Executive Officer of Community Bank & Trust,
                                  Cornelia, Georgia, where he has been employed as an executive officer since 1977. Mr. Wingate also serves as president, chief executive officer and a director of Financial Supermarkets, Inc. and
                                  Community Bankshares, Inc. Mr. Wingate also serves as a director of Community Bank & Trust,
                                  Commerce, Georgia, and Cherokee National Life Insurance Company. Mr. Wingate is 57.

         Directors serve until the next annual meeting or until their successors are elected and qualified.

         Robert P. Ingle, II and Laura Ingle Sharp are the son and daughter, respectively, of Robert P. Ingle and Anthony S. Federico is the son-in-law of Robert P. Ingle. There are no other family relationships among any of the Directors or Executive Officers of the Company.

         Landy B. Laney resigned as a Director and as President and Chief Operating Officer effective as of December 28, 1996.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has an Executive Committee, consisting of Messrs. Robert P. Ingle, Fisher and Ferguson. The Executive Committee will carry out the functions of the full Board of Directors between meetings of the full Board, excepting powers which may not be delegated to such committee under the North Carolina Business Corporation Act.

         The Company has no standing nominating committee. The other standing committees of the Company's Board of Directors are the Audit/Compensation Committee, consisting of Messrs. Robert P. Ingle, Pollard and Wingate, and the Employee Benefit Plan Committee, consisting of Messrs. Pollard and Wingate.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors held four (4) formal meetings during the 1996 fiscal year. The Executive Committee held no formal meetings during fiscal 1996 but met frequently on an informal basis. The Audit/Compensation Committee held one (1) formal meeting during fiscal 1996. During the period in the 1996 fiscal year in which he served as a Director, each incumbent Director attended at least 75% of all meetings of the Board of Directors and of the committees of the Board of Directors described in the immediately preceding section.

                             EXECUTIVE COMPENSATION

GENERAL

         In order to generally improve stockholders' understanding of all forms of compensation paid to senior executives, the criteria used to reach such compensation decisions, and any relationship between executive compensation and corporate performance, the Securities and Exchange Commission (the "SEC") adopted rules regarding the form and substance of the textural and tabular disclosure of executive compensation by publicly-held corporations to their stockholders.

         After reviewing certain factors relating to the Company's performance, the Company's Chief Executive Officer regularly reviews and makes final subjective determinations (in certain instances in consultation with the Chief Operating Officer) with respect to compensation of the Company's Executive Officers and other employees. The Board of Directors appointed its Chief Executive Officer and two of its independent, non-employee members to serve on the Audit/Compensation Committee and empowered the committee to:

         - Recommend the appointment or removal of the Company's independent auditors, review the scope and results of the independent audit of the Company, review audit fees and review changes in accounting policies that have a significant effect on the Company's financial reports.

         - Approve compensation levels and increases of each Executive Officer and of other employees of the Company whose annual base salary is in excess of $100,000.

         - Approve all incentive payments to Executive Officers and any incentive payments in excess of $25,000, paid in cash or property, in any calendar year to any other employee.

         -        Undertake administration of employee benefit plans.

         Neither the full Board of Directors nor the Audit/Compensation Committee generally reviews or ratifies the Chief Executive Officer's decisions relating to executive compensation. However, decisions are made by the Board of Directors in the event that such decisions require the adoption of documents relating to employee benefit plans or programs or the delegation to the Audit/Compensation Committee or the Employee Benefit Plan Committee of administrative responsibilities with respect to such plans or programs. In addition, the Audit/Compensation Committee is required to approve decisions with respect to compensation levels and increases for employees whose base salary is in excess of $100,000 and incentive compensation in excess of $25,000. The Audit/Compensation Committee also determines whether the payment of a bonus and the amount thereof is appropriate when it would otherwise have been earned pursuant to the Chief Executive Officer's employment agreement, as described in the "AUDIT/COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" on pages 10 through 13 of this Proxy Statement.

         The Employee Benefit Plan Committee was established during fiscal 1997. The Board of Directors appointed two of its independent, non-employee members to serve on the Employee Benefit Plan Committee and empowered the committee to undertake administration of employee benefit plans and other compensation matters where independent, disinterested administration was required by applicable tax and/or securities laws. Decisions about grants or awards under the Company's stock-based employee benefit plans are made solely by the Employee Benefit Plan Committee where Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), requires that such grants or awards be made by a "disinterested" committee or a committee of "outside directors."

         The SEC's rules addressing disclosure of executive compensation in Proxy Statements generally require the Company to include in this Proxy Statement a report from the Audit/Compensation Committee addressing, with respect to the most recently completed fiscal year, (a) the Company's policies regarding executive compensation generally, (b) the factors and criteria considered in setting the compensation of the Company's Chief Executive Officer, Robert P. Ingle, and (c) any relationship between such compensation and the Company's performance. Accordingly, set forth below, for inclusion in this Proxy Statement, is the report submitted by Messrs. Robert P. Ingle, John O. Pollard and J. Alton Wingate in their capacity as the Company's Audit/Compensation Committee.

AUDIT/COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         EXECUTIVE COMPENSATION POLICIES

         During the 1996 fiscal year, the Audit/Compensation Committee of the Board of Directors did not participate in any policy making decisions with respect to the establishment of the compensation of the Company's Executive Officers. However, the Audit/Compensation Committee is required to approve the fixing of any salary in excess of $100,000 and any incentive compensation in excess of $25,000. In addition, the Audit/Compensation Committee is authorized to determine whether the payment of a bonus to the Chief Executive Officer or the amount of the bonus is appropriate when it may otherwise have been earned under his employment agreement. All other compensation decisions regarding the Company's Executive Officers that were made during the 1996 fiscal year were made primarily by the Chief Executive Officer (in certain instances in consultation with the Chief Operating Officer) on a subjective basis after reviewing certain factors relating to the Company's performance.

         On December 20, 1995, the Internal Revenue Service and Department of Treasury issued final regulations regarding compliance with Section 162(m) of the Code, which generally limits the corporate tax deduction for compensation to $1 million for certain executive officers unless certain requirements are met. The Audit/Compensation Committee and Employee Benefit Plan Committee intend to take Section 162(m) of the Code into consideration when determining compensation levels and to consider appropriate steps to mitigate any adverse impact this limitation may have on the deductibility of executive compensation by the Company.

         SALARIES AND CASH INCENTIVE BONUS AWARDS

         THE CHIEF EXECUTIVE OFFICER'S SALARY AND BONUS. Mr. Ingle's salary was fixed effective December 6, 1992 at $170,000 per year in accordance with a three-year employment agreement entered into with the Company. The employment agreement included a bonus provision and certain other benefits. Effective September 26, 1993, Mr. Ingle's employment agreement was amended, extending the term until September 26, 1996, amending the bonus provision effective with fiscal 1994, and increasing his base salary to no less than $200,000 per year effective with fiscal 1995. In fiscal 1996, Mr. Ingle received a salary of $211,000.

         Mr. Ingle earned a bonus of $300,000 in fiscal 1996 under the terms of his employment agreement, as amended. Mr. Ingle's bonus is tied to annual increases in consolidated annual pre-tax income without regard, with respect to any year, to unusual, nonrecurring or infrequent items of income or expense that the Audit/Compensation Committee determines should not be included for purposes of calculating such bonus. Subject to the discretion of the Audit/Compensation Committee, Mr. Ingle's employment agreement provides that he will receive a $150,000 bonus for each full $500,000 increase in adjusted annual pre-tax income (as so calculated) for the current applicable fiscal year as compared to the immediately preceding applicable fiscal year. The Audit/Compensation Committee is authorized to determine whether the payment of a bonus to Mr. Ingle and the amount thereof is appropriate when it may otherwise have been earned under his employment agreement. Pursuant to Mr. Ingle's employment agreement, his bonus is limited to the lesser of (a) one and one-half (1 1/2) times the amount of his base salary for the applicable fiscal year or (b) any cap applicable to his entire compensation package for purposes of Section 162(m) of the Code, which cap for fiscal 1996 was $1,000,000.

         SALARY AND BONUS AWARDS FOR OTHER EXECUTIVE OFFICERS. Mr. Laney's salary was fixed pursuant to an oral agreement with the Company, effective December 6, 1992, at $300,000 per year. Effective July 27, 1994, his salary was increased to $350,000 per year. On December 23, 1994, the Company entered into an agreement with Mr. Laney whereby the Company agreed to pay him a bonus which would accrue in the amount of $300,000 per year during fiscal years 1995 through 1999 up to a maximum aggregate bonus of $1,500,000. Mr. Laney would have received the full amount of the bonus had he continued to be employed by the Company through September 25, 1999, and prior to that date only if his employment had been terminated by the Company with or without cause. However, Mr. Laney retired from the Company effective as of December 28, 1996. Therefore, he is not entitled to any portion of this bonus.

         Mr. Ashley's salary was fixed at $150,000 per year pursuant to an oral agreement between Mr. Ashley and the Company prior to his accepting employment with the Company.

         Of the five (5) Executive Officers of the Company named in the Summary Compensation Table on page 14 of this Proxy Statement, only four (4) of the Executive Officers actually earned compensation in an amount that was based on corporate performance. In the instances where the decision has been made to link compensation of Executive Officers to operating performance, the link has been achieved by fixing salaries and basing bonuses paid on performance. Mr. Gardner's annual bonus is tied to the pre-tax income (before bonus) of Milkco, Inc. In addition, bonuses for Messrs. Ashley and Federico are determined on a subjective basis based on the Company's operating performance during the fiscal year. Mr. Ingle's bonus is also tied to corporate performance pursuant to his employment agreement, as described under the caption "THE CHIEF EXECUTIVE OFFICER'S SALARY AND BONUS" on pages 10 and 11.

         STOCK OPTION PLANS

         STOCK OPTION AGREEMENTS WITH EXECUTIVE OFFICERS. Effective as of July 21, 1993, the Company entered into nonqualified stock option agreements with each of Messrs. Ingle and Laney under which an aggregate of 100,000 shares of the Company's Class A Common Stock could be issued to each of them. The agreements were retroactively amended and restated during the fourth quarter of fiscal 1995 to make certain technical corrections reflecting the original intent of the parties. The agreements, as so amended and restated, were approved by the Company's Board of Directors and its stockholders. The options under each option agreement were exercised in full during fiscal 1996 at an exercise price of $6.00 per share. The difference between the fair market value of the Class A Common Stock at the date of the grant of the options ($7.75 per share) and the exercise price ($6.00 per share) was previously expensed on the Company's books.

         As of August 2, 1995, the Company entered into a nonqualified stock option agreement with Edward J. Kolodzieski, the Company's Vice President - Strategic Planning, under which an aggregate of 100,000 shares of the Company's Class A Common Stock may be issued to him at an exercise price of $10.625 per share (the fair market value of the stock at the date the option was granted). The agreement was approved by the Company's Board of Directors and its stockholders. The agreement provides that the option thereunder may be exercised within a period of three months after the expiration of a period of five years from the date of issuance of the option or may be exercised upon the optionee's death or Company approved disability or retirement of the optionee.

         AMENDED AND RESTATED 1991 NONQUALIFIED STOCK OPTION PLAN. The Company's Board of Directors adopted a nonqualified stock option plan in August 1991 under which an aggregate of 1,000,000 shares of the Company's Class A Common Stock were issuable to key employees until August 6, 1996, at a price not less than 100% of the fair market value of the stock on the date of the grant. This plan was retroactively amended and restated during the fourth quarter of fiscal 1995 to make certain technical corrections reflecting the original intent of the Board of Directors when the plan was originally adopted (as amended and restated, the "1991 PLAN"). On February 20, 1996, the 1991 Plan was approved and adopted by the Company's stockholders. Options have been awarded to such employees and in such amounts as determined by the Audit/Compensation Committee. The Audit/Compensation Committee established the purchase price of the stock at the time the options were granted, but such price could not be less than 100% of the fair market value of the Class A Common Stock on the date of the grant.

         Options granted pursuant to the 1991 Plan may be exercised within a period of three months after the expiration of a period of five years from the date of issuance of the option or may be exercised upon the optionee's death or Company approved disability or retirement of the optionee.

         During the 1996 fiscal year, no options were granted under the 1991 Plan. During fiscal 1996, 5,000 option shares were canceled. As of September 28, 1996, no options had been exercised, no options were exercisable and options to purchase 991,000 shares were outstanding. No options were available for future grants under the 1991 Plan as of August 7, 1996, when the Company's ability to issue options under the 1991 Plan ceased pursuant to the terms of the 1991 Plan.

         AMENDED AND RESTATED 1987 EMPLOYEE INCENTIVE STOCK OPTION PLAN. The Board of Directors and stockholders of the Company adopted and approved an incentive stock option plan in 1987. This plan was retroactively amended and restated during the fourth quarter of fiscal 1995 to make certain technical corrections reflecting the original intent of the Board of Directors when the plan was originally adopted (as amended and restated, the "ISO PLAN"). The ISO Plan provides for the grant of incentive stock options on or before September 8, 1997 to key employees to purchase up to an aggregate of 250,000 shares of Class A Common Stock from time to time. Such employees must be salaried employees who are (a) officers or are employed in an executive, administrative or professional capacity by the Company and (b) possess less than 10% of the total combined voting power of all classes of stock of the Company immediately after the option is granted. Options will be awarded to such employees and in such amounts as determined by the committee responsible for overseeing the ISO Plan. Such committee may establish the purchase price of the stock at the time the option is granted, but such price may not be less than 100% of the fair market value of the Class A Common Stock on the date of the grant.

         The options may be exercised within a period of three months after the expiration of a period of five years from the date of issuance of the option or may be exercised upon the death, disability or retirement of the employee holding the option.

         During the 1996 fiscal year, 53,000 options were granted under the ISO Plan and options for 27,000 shares of Class A Common Stock were canceled. As of September 28, 1996, no options had been exercised, options to purchase 161,500 shares were outstanding and options to purchase 88,500 shares were available for future grants under the ISO Plan. As of September 28, 1996, no option shares were exercisable. Since the inception of the ISO Plan through September 28, 1996, options to purchase 234,000 shares have been canceled.

         DEFERRED COMPENSATION PLAN.

         INVESTMENT/PROFIT SHARING PLAN. The Company maintains the Ingles Markets, Incorporated Investment/Profit Sharing Plan (the "PROFIT SHARING PLAN") for the purpose of providing retirement benefits to eligible employees. The Profit Sharing Plan includes 401(k) and discretionary employees matching contribution features. The assets of the Profit Sharing Plan are held in trust for participants and are distributed upon retirement, disability, death or other termination of employment. Company contributions, including matching contributions to participant's 401(k) accounts, are discretionary and are determined annually by the Board of Directors.

         Employees participating in the Profit Sharing Plan may contribute to their 401(k) accounts between one percent (1%) and ten percent (10%) (in increments of one percent [1%]) of their compensation by way of salary reductions not to exceed a maximum amount that varies annually (the indexed amount is $9,500 in 1996 and in 1997) in accordance with the Code. The Company also makes available to Profit Sharing Plan participants the ability to direct the investment of their 401(k) accounts (including employer matching contributions) in various investment funds.

         The Company's contributions to the participants' profit sharing accounts are held in a separate fund (the "INGLES FUND") that invests in shares of the Company's Class B Common Stock and includes cash reserves to facilitate distributions from the fund. See "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS" on page 4 of this Proxy Statement regarding the shares of Class B Common Stock held by the Profit Sharing Plan.

         Company contributions for fiscal 1996 were allocated to participant's 401(k) accounts and to the Ingles Fund. The Company's contributions to the Profit Sharing Plan during the fiscal year ended September 28, 1996 for all employees were $700,000. The Company's contributions to each of the Executive Officers named in the Summary Compensation Table on page 14 of this Proxy Statement are reflected in the last column of that table. As of September 28, 1996, all of the Company's Executive Officers who are named in the Summary Compensation Table on page 14 of this Proxy Statement and who had account balances under the Profit Sharing Plan were 100% vested in their accounts except for Joseph G. Ashley who was 60% vested and Anthony S. Federico who was 40% vested. Participants' interests in contributions allocated to their accounts vest over seven (7) years.

         LIFE INSURANCE. The Company maintains, at the Company's expense, life insurance policies on the life of each full time employee of the Company for the benefit of such employee in amounts up to $150,000 based on the W-2 compensation of each employee. The premiums paid by the Company for the Executive Officers named in the Summary Compensation Table on page 14 of this Proxy Statement are included in the last column of that table.


                  SUBMITTED BY THE AUDIT/COMPENSATION COMMITTEE
                  OF THE COMPANY'S BOARD OF DIRECTORS:

                  Robert P. Ingle        John O. Pollard        J. Alton Wingate

EXECUTIVE COMPENSATION SUMMARY

         The table set forth below summarizes the compensation paid by the Company to the following: (a) the Company's Chief Executive Officer and (b) the Company's four most highly compensated Executive Officers (other than the CEO) whose total annual salary and bonus for the 1996 fiscal year equaled or exceeded $100,000 and who were serving as Executive Officers at the end of the 1996 fiscal year. The table reflects all compensation received by each such officer for services rendered in all capacities to the Company and its subsidiaries that was paid during the Company's 1996, 1995 and 1994 fiscal years.

                           SUMMARY COMPENSATION TABLE



                                                                        ANNUAL COMPENSATION
                                                                        -------------------

                                            FISCAL                                                  ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR           SALARY ($)          BONUS ($) (1)    COMPENSATION ($)
-------------------------------------------------------------------------------------------------------------------
Robert P. Ingle                              1996            $211,000            $300,000          $3,529  (2)
 Chairman and  Chief Executive Officer
                                             1995             199,962                  --           4,835

                                             1994             170,000                  --           1,465
-------------------------------------------------------------------------------------------------------------------
Landy B. Laney                               1996             350,000                  --           3,518  (4)
 President and Chief Operating Officer (3)
                                             1995             350,000                  --           5,042

                                             1994             307,692                  --           2,805
-------------------------------------------------------------------------------------------------------------------
Ralph H. Gardner                             1996              60,000             207,617           2,490  (5)
 President of Milkco, Inc.
                                             1995              60,000             156,657           3,208

                                             1994              60,000              94,380           1,075
-------------------------------------------------------------------------------------------------------------------
Joseph G. Ashley                             1996             150,000              22,320             948  (6)
 Vice President-Meats
                                             1995             150,000              17,452             261

                                             1994             150,000              12,457             252
-------------------------------------------------------------------------------------------------------------------
Anthony S. Federico                          1996             100,000              61,546           2,476  (7)
 Vice President, Non-Foods
                                             1995             100,000              26,635           3,464

                                             1994             100,000              21,563             568
-------------------------------------------------------------------------------------------------------------------

(1) Bonuses earned by Executive Officers are determined following the end of the fiscal year based on the Company's performance during the fiscal year just ended. The Company accrues amounts for these bonuses based on the Company's performance. Amounts disclosed in this column in Proxy Statements for prior fiscal years reflected the year in which the bonus was awarded and paid rather than earned, as is currently reflected.

(2) Comprised of $3,241 contributions by the Company to the Profit Sharing Plan and $288 in insurance premiums paid by the Company with respect to term life insurance for Mr. Ingle's benefit.

(3) Mr. Laney retired as a Director and as President and Chief Operating Officer effective December 28, 1996.

(4) Comprised of $3,230 of contributions by the Company to the Profit Sharing Plan and $288 in insurance premiums paid by the Company with respect to term life insurance for Mr. Laney's benefit.

(5) Comprised of $2,202 of contributions by the Company to the Profit Sharing Plan and $288 in insurance premiums paid by the Company with respect to term life insurance for Mr. Gardner's benefit.

(6) Comprised of $660 of contributions by the Company to the Profit Sharing Plan and $288 in insurance premiums paid by the Company with respect to term life insurance for Mr. Ashley's benefit.

(7) Comprised of $2,188 of contributions by the Company to the Profit Sharing Plan and $288 in insurance premiums paid by the Company with respect to term life insurance for Mr. Federico's benefit.


STOCK OPTION PLANS

        With respect to each of the Executive Officers named in the Summary Compensation Table on page 14 of this Proxy Statement, no grants of stock options or stock appreciation rights were made by the Company during fiscal 1996.

        The table on the following page sets forth the following information with respect to each of the Executive Officers named in the Summary Compensation Table on page 14 of this Proxy Statement: (a) the number of shares received upon the exercise of any option during the 1996 fiscal year, (b) the aggregate dollar value realized upon the exercise of any option, (c) the total number of shares of Class A Common Stock and any other securities underlying all outstanding, unexercised options held at the end of the 1996 fiscal year, separately identifying the exercisable and unexercisable options, and (d) the aggregate dollar value (determined by calculating the difference between the fair market value of the shares of Class A Common Stock underlying the option and the aggregate exercise price of the option at fiscal year end) of all such unexercised options that are in-the-money (i.e., when the fair market value of the underlying Class A Common Stock exceeds the exercise price of the option), separately identifying the exercisable and unexercisable options:

                       AGGREGATED OPTION EXERCISES IN THE
               1996 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                                         NUMBER OF
                                                                                         SECURITIES             VALUE OF
                                                                                         UNDERLYING           UNEXERCISED
                                                                                        UNEXERCISED           IN-THE-MONEY
                                                                                         OPTIONS AT            OPTIONS AT
                                                                                           FISCAL           FISCAL YEAR-END
                                                                                          YEAR-END
                                                ------------------------------------------------------------------------------
                                                   SHARES
                                                  ACQUIRED             VALUE            EXERCISABLE/          EXERCISABLE/
                                                 ON EXERCISE          REALIZED         UNEXERCISABLE         UNEXERCISABLE
NAME                                                 (#)                ($)                 (#)                   ($)
------------------------------------------------------------------------------------------------------------------------------
Robert P. Ingle                                  100,000 (1)       $537,500 (2)                  --                      --
 Chairman and Chief  Executive Officer
------------------------------------------------------------------------------------------------------------------------------
Landy B. Laney                                   100,000 (1)       $568,938 (3)                  --                      --
 President and Chief Operating Officer
------------------------------------------------------------------------------------------------------------------------------
Ralph H. Gardner                                      --                 --                      --                      --
 President of Milkco, Inc.
------------------------------------------------------------------------------------------------------------------------------
Joseph G. Ashley                                      --                 --               0/100,000(4)          $0/$925,000(5)
 Vice President-Meats
------------------------------------------------------------------------------------------------------------------------------
Anthony S. Federico                                   --                 --               0/100,000(6)        $0/$1,037,500(7)
 Vice President, Non-Foods
------------------------------------------------------------------------------------------------------------------------------

(1) An option to purchase 100,000 shares of Class A Common Stock was exercised by this Executive Officer during fiscal 1996 at an exercise price of $6.00 per share.

(2) The fair market value of the Company's Class A Common Stock on the date of exercise of this option was $11.375.

(3) The fair market value of the Company's Class A Common Stock on the dates of exercise of this option was as follows: (a) 51,500 shares at $11.75, and (b) 48,500 shares at $11.625.

(4) Represents an option to purchase 100,000 shares of Class A Common Stock granted to this Executive Officer pursuant to the 1991 Plan. The option is exercisable only during the three-month period beginning on November 20, 1996.

(5) The fair market value of the Company's Class A Common Stock on September 28, 1996 was $16.125 per share. The exercise price of the option is $6.875 per share.

(6) Represents an option to purchase 100,000 shares of Class A Common Stock granted to this Executive Officer pursuant to the 1991 Plan. The option will be exercisable only during the three-month period beginning on November 17, 1997.

(7) The fair market value of the Company's Class A Common Stock on September 28, 1996 was $16.125 per share. The exercise price of the option is $5.75 per share.

COMPENSATION OF NON-MANAGEMENT DIRECTORS

         Directors who are not officers of the Company receive a fee of $500 for attending meetings of the Board of Directors.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         All compensation decisions made during fiscal year 1996 that were not made exclusively by the Audit/Compensation Committee were made by the Chief Executive Officer (in certain instances in consultation with the Chief Operating Officer).

         The only member of the Audit/Compensation Committee who was an officer or employee of the Company and its subsidiaries during the 1996 fiscal year was Mr. Robert P. Ingle. The other members of the Audit/Compensation Committee, Messrs. Pollard and Wingate, were not, during the 1996 fiscal year or any prior fiscal year, officers or employees of the Company or its subsidiaries.

         While Messrs. Pollard and Wingate do not have any employment relationship with the Company, they do have certain other relationships with the Company. In particular, Mr. Pollard is a partner in the Charlotte, North Carolina, law firm of Blakeney & Alexander which, from time to time, handles labor matters for the Company. During fiscal year 1996, the Company accrued approximately $120,000 in fees for such services. Blakeney & Alexander bills the Company on a calendar year basis. Mr. Wingate is President of Financial Supermarkets, Inc. which along with Community Bank & Trust are subsidiaries of Community Bankshares, Inc. Financial Supermarkets, Inc. represents the Company and other supermarkets in connection with the placement of banks within supermarkets. During fiscal year 1996, the Company paid Community Bank & Trust $88,273 in fees for such services by Financial Supermarkets, Inc.

         The Company believes that the transactions described above have been and, where applicable, continue to be on terms no less favorable to the Company than those available from unaffiliated third parties in arms-length transactions. See also "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS" on page 23 of this Proxy Statement.

         From time to time the Company has made cash advances to Mr. Robert P. Ingle, and Mr. Ingle has made cash advances to the Company. Such advances, both to and from Mr. Ingle, have been payable on demand and have been unsecured. The rate of interest on such advances was eight percent (8%). During the 1996 fiscal year, Mr. Ingle advanced the Company $113,447 in the aggregate under this arrangement and the Company advanced Mr. Ingle $113,523 in the aggregate. The highest aggregate amount of advances outstanding as of the end of any month during the 1996 fiscal year from the Company to Mr. Ingle was $12,948 and the highest aggregate amount of advances outstanding as of the end of any month during the 1996 fiscal year from Mr. Ingle to the Company was $7,707. As of September 28, 1996, Mr. Ingle owed the Company $630 under this arrangement.

PERFORMANCE GRAPH

         Set forth on page 19 of this Proxy Statement is a line-graph presentation comparing on an indexed basis for the five-year period (the "MEASUREMENT PERIOD") beginning at the market close on the last trading day of the month in which the Company's sixth preceding fiscal year ended (i.e. September 30, 1991) through and including the last trading day of the month in which the Company's last completed fiscal year ended (i.e., September 30, 1996):

         (a) the yearly percentage change in the Company's cumulative stockholder return on the Company's Class A Common Stock, which was measured by dividing (i) the sum of (A) the cumulative amount of dividends during the five-year period (assuming monthly dividend reinvestment on the ex-dividend date at the dividend yield rate using stock price at month end) and (B) the difference between the share price of the Company's Class A Common Stock at the end of the Measurement Period and at the beginning of the Measurement Period, by
(ii) the share price at the beginning of the Measurement Period;

         (b) the cumulative total return (assuming monthly dividend reinvestment on the ex-dividend date at the dividend yield rate using stock price at month end) of the S&P 500 Comprehensive - Last Trading Day Index; and

         (c) the cumulative total return (assuming monthly dividend reinvestment on the ex-dividend date at the dividend yield rate using stock price at month end) of the Peer Group (comprised of the Standard & Poor's 500 Retail (Food Chains) Sub Index and deleting from that index the two companies (Albertson's Inc. and Winn-Dixie Stores, Inc.) that did not have similar market capitalizations). The common stock of the following companies (which have been market weighted annually within the group to produce returns for the group) are included in the Peer Group: American Stores Co.; Brunos, Inc.; Giant Food, Inc.; Great Atlantic & Pacific Tea Co.; and Kroger Company.

         The methods of determining the Measurement Period and calculating dividend reinvestment used in this Proxy Statement have not changed from those used in previous years.

                                   [GRAPH]

                         INGLES MARKETS, INCORPORATED
                      COMPARATIVE RETURN TO STOCKHOLDERS



                   INDEXED RETURNS OF INITIAL $100 INVESTMENT*

                                                                            September 30
                                                  -----------------------------------------------------------------
Company/Index                           1991         1992          1993         1994         1995          1996
----------------------------------- ------------  -----------  ------------ ------------ ------------  ------------
Ingles Markets, Incorporated
 Class A Common Stock                 $100.00      $ 94.31       $132.53      $189.37      $170.88       $291.93

S&P 500 Comprehensive -
  Last Trading Day Index              $100.00      $111.05       $125.49      $130.11      $168.82       $203.14

Peer Group                            $100.00      $ 90.77       $105.39      $120.75      $149.73       $191.98

------------

* Assumes $100 invested in the Class A Common Stock of Ingles Markets, Incorporated at market close at the beginning of the Measurement Period.


                      COMPARATIVE ANNUAL RETURN PERCENTAGE

                                                                            September 30
                                                  -----------------------------------------------------------------
Company/Index                           1991         1992          1993         1994         1995          1996
----------------------------------- ------------  -----------  ------------ ------------ ------------  ------------
Ingles Markets, Incorporated
 Class A Common Stock                    NA            -5.69%    40.52%       42.89%       -9.76%         70.84%

S&P 500 Comprehensive -
  Last Trading Day Index                 NA            11.05%    13.00%        3.69%       29.74%         20.33%

Peer Group                               NA            -9.23%    16.11%       14.57%       24.00%         28.22%

      PROPOSAL TO ADOPT AND APPROVE THE 1997 NONQUALIFIED STOCK OPTION PLAN

        On January 17, 1997, the Board of Directors adopted the Ingles Markets, Incorporated, 1997 Nonqualified Stock Option Plan. A copy of the 1997 Plan and the form of agreement to be entered into with optionees, is attached hereto as Appendix A.

        As of the date of this Proxy Statement, the maximum number of shares of the Company's Class A Common Stock available upon the exercise of Options under the 1997 Plan is 5,000,000 shares. As of January 7, 1997, no options had been exercised, no options were exercisable, no options to purchase shares had been granted or were outstanding and options to purchase 5,000,000 shares were available for future grants under the 1997 Plan.

        The purposes of the 1997 Plan are to attract, retain and motivate officers and key employees of the Company and its subsidiaries and to provide to such persons incentives and rewards for superior performance. Options under the 1997 Plan may be granted only to officers or key employees of the Company or any of its subsidiaries, or any person who has agreed to commence serving in any such capacity within 90 days prior to the date of grant of an option under the 1997 Plan.

        The committee that administers the 1997 Plan (the "1997 PLAN COMMITTEE") at the direction of the Board of Directors will determine the executive personnel and key employees that are to receive options under the 1997 Plan (each a "1997 PLAN OPTIONEE"). As of the date of this Proxy Statement, the Employee Benefit Plan Committee administers the 1997 Plan.

        The 1997 Plan Committee, in its sole discretion (subject to the terms of the 1997 Plan), will determine the number of shares of Class A Common Stock that are subject to each option to be granted under the 1997 Plan (each a "1997 PLAN OPTION") and the exercise price (the "1997 PLAN EXERCISE PRICE") for each share of Class A Common Stock to be issued upon the exercise of each 1997 Plan Option. Each 1997 Plan Optionee has or will enter into an option agreement with the Company specifying the terms of his or her 1997 Plan Option (a "1997 PLAN OPTION AGREEMENT"). The Exercise Price will be set forth in each 1997 Plan Option Agreement.

        Each 1997 Plan Option may be exercised for all or a part of the shares of Class A Common Stock that are subject to the 1997 Plan Option ("1997 PLAN OPTION SHARES"). The 1997 Plan Committee will determine, in its discretion (subject to the terms of the 1997 Plan), the dates on which the 1997 Plan Options will be granted (the "1997 PLAN GRANT DATE"), will be exercisable, either in whole or in part (the "1997 PLAN EXERCISE DATE"), and will cease to be exercisable (the "1997 PLAN OPTION EXPIRATION DATE"), and such other conditions to which the 1997 Plan Options will be subject. Such dates and conditions will be set forth in each 1997 Plan Option Agreement. If any part of the 1997 Plan Option has not been exercised within one year after the 1997 Plan Exercise Date, the unexercised portion will immediately become null and void and no longer of any force and effect. Notwithstanding any other terms of the 1997 Plan, the 1997 Plan provides that no option granted thereunder will be effective until the 1997 Plan is approved and adopted by the Company's stockholders. This approval is required pursuant to the corporate governance criteria, Part III, Section 6(i)(2)(a) of Schedule D of the NASD By-laws.

        Generally, each 1997 Plan Option will not be exercisable after the 1997 Plan Optionee ceases to be employed by the Company. If a 1997 Plan Optionee dies prior to the 1997 Plan Exercise Date, the 1997 Plan Option may be exercised, in whole or in part, at any time after the 1997 Plan Optionee's death, by the executor or administrators of the 1997 Plan Optionee's estate or by any person or persons who has acquired the 1997 Plan Option directly from the 1997 Plan Optionee by bequest or inheritance, subject to the condition that the 1997 Plan Option will not be exercisable after the 1997 Plan Option Expiration Date.

        A 1997 Plan Option or any portion thereof may be exercised by the 1997 Plan Optionee by (a) giving written notice to the 1997 Plan Committee, (b) paying the aggregate 1997 Plan Exercise Price in cash or other immediately available funds or by check acceptable to the Company, (c) making such other representations and agreements as may be required by the Company to comply with applicable securities laws and (d) remitting, in cash or its equivalent to the Company the federal income tax, state income tax and F.I.C.A. to be withheld by the Company (in such amounts as may be determined by the Company) with respect to the compensation to be recognized by the 1997 Plan Optionee upon the exercise of the 1997 Plan Option. Each 1997 Plan Option Agreement may also provide, at the discretion of the 1997 Plan Committee, that the 1997 Plan Exercise Price shall be payable by (i) transferring to the Company shares of Class A Common Stock having an aggregate Fair Market Value per share at the date of exercise equal to the aggregate 1997 Plan Exercise Price, (ii) by withholding the 1997 Plan Option Shares having a Fair Market Value on the date of exercise equal to the aggregate 1997 Plan Exercise Price (including the aggregate 1997 Plan Exercise Price related to the 1997 Plan Option Shares so withheld), or (iii) by a combination of some or all of such methods of payment (any such provision being referred to herein as a "CASHLESS EXERCISE PROVISION"). Each 1997 Plan Option Agreement may provide, at the discretion of the 1997 Plan Committee, that at the election of the 1997 Plan Optionee, subject to the consent of the 1997 Plan Committee, the tax withholding obligation can be satisfied by withholding the number of 1997 Plan Option Shares having a Fair Market Value equal to the amount of the tax withholding obligation (any such provision being referred to herein as a "CASHLESS PAYMENT PROVISION"). For such purpose, "FAIR MARKET VALUE" of a share of Class A Common Stock on a given date means the closing price of a share of Class A Common Stock on the date immediately preceding the given date (or the most recent trading date if the given date is not a trading date) on The Nasdaq National Market, or such national exchange, if any, as may be designated by the Board of Directors of the Company. The 1997 Plan provides that the Company shall not lend any monies to any 1997 Plan Optionee for purchase of any 1997 Plan Option Shares.

        If a 1997 Plan Option Agreement includes a cashless exercise provision or a cashless payment provision, the Company may be required to record additional compensation expense from time to time based on any changes in the market price of the Class A Common Stock.

        Each 1997 Plan Option issued pursuant to the 1997 Plan will terminate on the earlier to occur of (a) the 1997 Plan Option Expiration Date, (b) the date on which the 1997 Plan Optionee purchases all of the 1997 Plan Option Shares, or
(c) generally, upon a termination of the 1997 Plan Optionee's employment with the Company.

        The Board may, to the extent permitted by law, (i) with respect to any of the 5,000,000 shares of Class A Common Stock that are not subject to outstanding 1997 Plan Options, suspend or discontinue the Plan or (ii) revise or amend the 1997 Plan in any respect whatsoever. No 1997 Plan Option Agreement entered into pursuant to the 1997 Plan may be amended or terminated without the agreement of all parties thereto.

        No rights granted under the 1997 Plan are transferrable by a 1997 Plan Optionee in any manner other than by will or the laws of descent and distribution and, during his lifetime, may be exercised only by the 1997 Plan Optionee or his court appointed legal representative. No person has or may create a lien on any funds, securities or other property held under the 1997 Plan or a 1997 Plan Option Agreement.

          The number of shares of Class A Common Stock covered by a 1997 Plan Option and the 1997 Plan Exercise Price will be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Class A Common Stock) or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company.

        It is anticipated that the shares of Class A Common Stock to be delivered to a 1997 Plan Optionee upon the exercise of a 1997 Plan Option will be issued by the Company from authorized but unissued shares. However, the 1997 Plan does not prohibit the Company from delivering treasury shares to a 1997 Plan Optionee.

Any treasury shares to be issued to a 1997 Plan Optionee will most likely be purchased on the open market. In the case of any purchase not made on the open market, no fee, commission or other charge will be payable. The proceeds received by the Company from the issuance of Class A Common Stock pursuant to a 1997 Plan Option will be used for general corporate purposes.

        The 1997 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under
Section 401 of the Code. It is intended that the 1997 Plan shall not constitute an incentive stock option plan within the meaning of Section 422 of the Code; rather, the 1997 Plan is intended to constitute a nonqualified stock option plan.

        The 1997 Plan Committee is granted certain authority pursuant to the 1997 Plan to act on behalf of the Company to administer grants of 1997 Plan Options and the exercise of 1997 Plan Options outstanding under the 1997 Plan and related matters. The 1997 Plan Committee, with respect to their administration of the 1997 Plan Option Agreement, will act as managers and not as trustees.

FEDERAL INCOME TAX EFFECTS

        The following summary generally describes the principal federal income tax consequences of participating in the 1997 Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to any particular 1997 Plan Optionee or to the Company. The Code, treasury regulations promulgated thereunder and current administrative rulings and court decisions relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances. This summary is based on the Code, existing and proposed treasury regulations thereunder and current administrative rulings and court decisions as in effect on the date of this Proxy Statement, all of which are subject to change and any such change could affect the continuing validity of the following paragraphs. This summary does not address any state, local or foreign tax laws. Each participant in the 1997 Plan has been advised to consult his or her own accountant, legal counsel or other tax advisor regarding the specific tax consequences of participation in the 1997 Plan by that participant, including the application and effect of state, local and foreign tax laws.

        In the case of the grant of a 1997 Plan Option that has a 1997 Plan Exercise Price equal to or greater than the Fair Market Value of the underlying shares of Class A Common Stock on the 1997 Grant Date (an "FMV OPTION"), a 1997 Plan Optionee will not realize taxable income on the 1997 Plan Grant Date. However, upon the exercise of a 1997 Plan Option, the 1997 Plan Optionee will realize income taxable at ordinary income tax rates to the extent the value of the Class A Common Stock on the 1997 Plan Exercise Date exceeds the 1997 Plan Exercise Price, and the Company will receive a corresponding deduction. If the shares of Class A Common Stock are subsequently sold, any additional gain or loss realized on the sale (the difference between the sale price and the value of the Class A Common Stock on the date of exercise) will be capital gain or loss if the shares are capital assets in the hands of the 1997 Plan Optionee, and will be long-term capital gain or loss if such shares were held by the 1997 Plan Optionee for more than one year. In general, the federal income tax rates applicable to long-term capital gains and ordinary income (including short-term capital gains) of taxpayers who are individuals may differ, while for corporations capital gains and ordinary income are generally taxed at the same rate. The deductibility of capital losses is subject to limitations for both individuals and corporations.

        In the case of the grant of a 1997 Plan Option that has a 1997 Plan Exercise Price less than the Fair Market Value of the underlying shares of Class A Common Stock on the 1997 Plan Grant Date (a "DISCOUNTED OPTION"), the 1997 Optionee will realize income on the 1997 Plan Grant Date, taxable at ordinary income tax rates, equal to the difference between the aggregate 1997 Plan Exercise Price and the aggregate Fair Market Value of the 1997 Plan Option Shares and the Company will have a corresponding deduction. After the 1997 Plan Grant Date, the tax effects on the 1997 Optionee and the Company with respect to a Discounted Option will be identical to that of an FMV Option described above.

APPROVAL OF THE PLAN

        WITH RESPECT TO THE PROPOSAL TO ADOPT AND APPROVE THE 1997 PLAN, UNLESS OTHERWISE PROVIDED IN THE COMPANY'S ARTICLES OF INCORPORATION OR THE NORTH CAROLINA BUSINESS CORPORATION ACT, THE HOLDERS OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK SHALL VOTE AS A SINGLE CLASS, WITH EACH HOLDER OF CLASS A COMMON STOCK BEING ENTITLED TO ONE (1) VOTE FOR EACH SHARE OF CLASS A COMMON STOCK HELD AS OF THE RECORD DATE AND EACH HOLDER OF CLASS B COMMON STOCK BEING ENTITLED TO TEN (10) VOTES FOR EACH SHARE OF CLASS B COMMON STOCK HELD AS OF THE RECORD DATE. FOR PURPOSES OF ANY SUCH VOTE, IF A QUORUM IS PRESENT, A PROPOSAL WILL PASS IF THE VOTES CAST FAVORING THE ACTION EXCEED THE VOTES CAST OPPOSING THE ACTION. ACCORDINGLY, ABSTENTIONS AND BROKER NONVOTES WILL HAVE NO EFFECT ON THE VOTE.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Terry M. Sharp, son-in-law of Robert P. Ingle (who is Chairman of the Board, Chief Executive Officer and a Director of the Company) and husband of Laura Ingle Sharp (who is a nominee for election as a Director of the Company) has received certain remuneration in connection with purchases of real property by the Company. Except as described below, the Company did not incur any direct expense for such services because Mr. Sharp was paid by the third-party sellers in such transactions. Based on information available to the Company, Mr. Sharp received gross revenues of approximately $180,000 during fiscal 1996 and approximately $168,500 during fiscal 1997 (through January 7, 1997) as a result of such purchases of real property. In addition, during fiscal 1996 the Company paid remuneration to Mr. Sharp of (a) $50,000 in advance in connection with a real property transaction proposed to be closed in fiscal 1997 (the Company will be reimbursed for one-half of this amount by the third-party seller in such transaction) and (b) $18,294 for services rendered as a pilot for the Company. During fiscal 1996, the Company paid Energy Management Systems, Inc., which is owned by Mr. Sharp and his father, approximately $19,250 for consulting services in connection with procuring energy management systems for the Company's supermarkets and paid BESCO, a Division of Broadway Electric Service, Inc., which is majority owned by Mr. Sharp's father, approximately $69,000 for electrical repair services. The Company believes that these transactions were entered into with third parties on an arms-length basis on terms no less favorable to the Company than would otherwise have been available had Mr. Sharp or his father not been involved in the transaction.

        See also "ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS" on page 17 of this Proxy Statement.

        Other than transactions of the nature described or referred to above, the Company does not intend to enter into any transactions with or involving its officers or directors or any members of their immediate family in the future on terms that would be less favorable to the Company than those available from unaffiliated third parties in arms-length transactions.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         The Company has selected Ernst & Young LLP to be its independent auditors for the 1997 fiscal year. Ernst & Young LLP has served as the Company's independent auditors since March 1989. Representatives of Ernst & Young LLP are expected to be present at the 1997 Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                                  OTHER MATTERS

STOCKHOLDERS' PROPOSALS FOR THE 1998 ANNUAL MEETING TO BE HELD IN 1998

        The Company plans to hold its 1998 Annual Meeting of Stockholders in late February or early March. Any proposal of a Stockholder intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than September 17, 1997.

ACTION ON OTHER MATTERS AT THE 1997 ANNUAL MEETING

        At this time, the Company does not know of any other matters to be presented for action at the 1997 Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

REPORTS OF CHANGES IN BENEFICIAL OWNERSHIP

        The Company is required to identify any Director, Executive Officer, or beneficial owner of more than 10% of the Company's Class A Common Stock who failed to file on a timely basis with the SEC any report on Form 3 (relating to beneficial ownership of Class A Common Stock or Class B Common Stock) or on Forms 4 or Form 5 (relating to changes in beneficial ownership of Class A Common Stock or Class B Common Stock). Except as set forth below, based solely on a review of material furnished to the Company by such Directors, Executive Officers and more than 10% beneficial owners who are required to file reports on Forms 3, 4 and 5 with the SEC, the Company is not aware of any Director, officer or more than 10% beneficial owner of any class of equity stock of the Company who has failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the 1996 fiscal year with respect to the Company's Class A Common Stock or Class B Common Stock. With respect to fiscal 1996, (i) Landy B. Laney failed to file on a timely basis one report with respect to one transaction and (ii) Robert P. Ingle failed to file on a timely basis one report with respect to two transactions. Messrs. Laney and Ingle have each advised the Company that their respective reports have been filed.

AVAILABILITY OF FORM 10-K

        Upon written request, the Company will provide, without charge, to stockholders receiving this Proxy Statement a copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 1996 as filed with the SEC (including the financial statements and related schedules, but not including the exhibits thereto, which will be provided upon written request at the stockholder's expense). Requests for copies of documents available as stated above should be directed to Jack R. Ferguson, Vice President-Finance and Chief Financial Officer, at Ingles Markets, Incorporated, P. O. Box 6676, Asheville, North Carolina 28816 or by telephone at (704) 669-2941, ext. 222.

        STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.


                               By Order of the Board of Directors

                               /S/ Robert P. Ingle
                               ----------------------------------
                               Robert P. Ingle
                               Chairman of the Board

                                   APPENDIX A



                          INGLES MARKETS, INCORPORATED
                       1997 NONQUALIFIED STOCK OPTION PLAN


Attached hereto is the Ingles Markets, Incorporated 1997 Nonqualified Stock Option Plan (pages A-2 through A-6) and the form of agreement to be entered into with optionees (pages A-7 through A-11).

                          INGLES MARKETS, INCORPORATED

                       1997 NONQUALIFIED STOCK OPTION PLAN



        1. Purpose. The purposes of the Ingles Markets, Incorporated 1997 Nonqualified Stock Option Plan (the "PLAN") are to attract, retain and motivate officers and key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

        2. Definitions: As used in the Plan, the following terms have the following meanings:

        (a) "AGREEMENT" shall have the meaning set forth in Section 6 of the Plan.

        (b)     "AWARD" means an Option.

        (c)     "BOARD" means the Board of Directors of the Company.

        (d)     "CODE" means the Internal Revenue Code of 1986, as amended.

        (e) "COMMITTEE" means a committee of the Board consisting of at least two directors selected by the Board to administer the Plan.

        (f) "CLASS A COMMON STOCK" means shares of Class A Common Stock, $.05 par value per share, of the Company.

        (g) "COMPANY" means Ingles Markets, Incorporated, a North Carolina corporation.

        (h) "DATE OF GRANT" means the date specified by the Committee on which an Award shall become effective.

        (i) "EXERCISE PRICE" means the purchase price per share of Class A Common Stock payable on exercise of an Option, as determined by the Committee in its sole discretion (subject to the terms of the Plan) and as set forth in the applicable Agreement.

        (j) "EXPIRATION DATE" means the date established by the Committee and set forth in an Agreement as the date after which the Options described in the Agreement that have not previously been exercised shall terminate, become null and void and no longer be of any force and effect.

        (k) "FAIR MARKET VALUE" of a share of Class A Common Stock on a given date means the closing price of a share of Class A Common Stock on the date immediately preceding such date (or the most recent trading date prior thereto if such date is not a trading date) on the Nasdaq/National Market of The Nasdaq Stock Market, or such national exchange, if any, as may be designated by the Board.

        (l) "OPTION" means the right to purchase a share of Class A Common Stock upon exercise of a nonqualified stock option granted pursuant to the Plan.

        (m) "OPTION SHARES" means the shares of Class A Common Stock purchased pursuant to the exercise of Options and "OPTION SHARE" means one such share of Class A Common Stock.

        (n) "PARTICIPANT" means a person to whom an Award has been made by the Committee in its sole discretion and who, at the time of such Award, is an officer or key employee of the Company or any of its Subsidiaries, or who has agreed to commence serving in any such capacity within 90 days prior to the Date of Grant.

        (o) "RULE 16b-3" means Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        (p) "SUBSIDIARY" means any corporation in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

        (q) "VESTED OPTIONS" means, as of any date, Options which by their terms are exercisable on such date.

        3.  Administration of the Plan.

        (a) The Plan shall be administered, and Awards shall be granted hereunder, by the Committee. Each member of the Committee shall be a member of the Board who satisfies the requirements of Rule 16b-3 and of Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the actions of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. In the event that the Committee consists of two directors, a "majority" shall mean two.

        (b) The interpretation and construction by the Committee of any provision of the Plan or of any Agreement, and any determination by the Committee pursuant to any provision of this Plan or of any Agreement shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

        4. Shares Available Under the Plan. The maximum number of shares of Class A Common Stock which may be issued upon the exercise of Options granted under the Plan is 5,000,000, and 5,000,000 shares of Class A Common Stock shall be reserved for Options granted under the Plan, subject to adjustment as provided in Section 10. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Any shares of Class A Common Stock which are subject to Options which expire or which have been surrendered without being exercised in full shall again be available for issuance under this Plan. The maximum number of Options which may be granted to any Participant is 1,250,000 per year.

        5. Options. The Committee may, from time to time and upon such terms and conditions as it may determine, subject to the terms of the Plan, authorize the granting to Participants of Options.

        6. Agreement. The terms and conditions of each Option shall be embodied in a written agreement (the "AGREEMENT"), in a form approved by the Committee which shall contain terms and conditions not inconsistent with the Plan, and which shall incorporate the Plan by reference. Options granted under the Plan shall comply with the following terms and conditions:

        (a) Each Agreement shall specify the number of shares of Class A Common Stock for which Options have been granted.

        (b) Each Agreement shall specify the Exercise Price.

        (c) Each Agreement shall specify that the Exercise Price shall be payable in cash or other immediately available funds or by check acceptable to the Company. Each Agreement may also provide that the Exercise Price shall be payable, at the discretion of the Committee, (i) by the transfer to the Company of shares of Class A Common Stock already owned by the Participant that have an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price, (ii) by withholding a number of the Option Shares purchased that have an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price for the withheld Option Shares and the remaining Option Shares, or (iii) by a combination of some or all of such methods of payment. The Company shall not loan any monies to any Participant for the purchase of any Option Shares.

        (d) Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

        (e) Each Agreement shall specify the applicable vesting schedule and the effective term of the Option.

        (f) Options granted under the Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code.

        (g) Each Agreement shall specify an Expiration Date.

        (h) Each Option granted under the Plan shall be subject to such additional terms and conditions, not inconsistent with the Plan, which are prescribed by the Committee and set forth in the applicable Agreement.

        (i) As soon as practicable following the exercise of any Options, a certificate evidencing the number of shares of Class A Common Stock issued in connection with such exercise shall be issued in the name of the Participant.

        7. Termination of Employment Other Than By Reason Of Death, Material Disability or Retirement. In the event that a Participant shall cease to be employed by the Company or one of its Subsidiaries for any reason other than his death, a material disability or retirement with the consent of the Company, all Options held by him pursuant to the Plan and not previously exercised at the date of such termination shall terminate immediately and become null and void and no longer of any force or effect.

If the termination is due to a material disability or retirement with the consent of the Company, such disabled or retiring Participant shall have the right to exercise his Options which have not previously been exercised at the date of such termination of employment at any time within three (3) months after such termination, subject to the conditions that no Option shall be exercisable after the Expiration Date. Whether termination of employment is due to a material disability or is to be considered a retirement with the consent of the Company shall be determined by the Committee, which determination, unless overruled by the Board of Directors, shall be final and conclusive. Any disability to be considered "material" must result in a permanent and total disability of an employee as defined in Code Section 22(e)(3), as amended, or if such Section is no longer of any force or effect, the Participant shall be deemed to be permanently and totally disabled if he is unable to engage in any substantial gainful employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

        8. Death of Participant. If the Participant shall die while in the employ of the Company or any of its Subsidiaries or within a period of three (3) months after the termination of his employment as a result of a material disability or retirement with the consent of the Company as determined in
Section 7 above, such Participant's Options may be exercised in whole or in part at any time within three (3) months after the Participant's death, by the executor or administrators of the Participant's estate or by any person or persons who shall have acquired the Options directly from the Participant by bequest or inheritance, subject to the condition that no Option shall be exercisable after the Expiration Date.

        9. Transferability. No Option shall be transferable by a Participant other than by will or the laws of descent and distribution. Options shall be exercisable during the Participant's lifetime only by the Participant or by the Participant's estate, successor or legal representative.

        10. Adjustments. The Committee may make or provide for such adjustments
(a) in the maximum number of shares of Class A Common Stock specified in Section 4, (b) in the number of shares of Class A Common Stock covered by outstanding Options granted hereunder, and/or (c) in the Exercise Price applicable to such Options as the Committee in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or from any merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or other event having an effect similar to any of the foregoing.

        11. Fractional Shares. The Company shall not be required to issue any fractional shares of Class A Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractional shares or for the settlement of fractional shares in cash.

        12. Withholding Taxes. The Company and its Subsidiaries shall have the right to require any individual entitled to receive Option Shares to remit to the Company, prior to the delivery of any certificates evidencing such Option Shares, any amount sufficient to satisfy any federal, state, or local tax withholding requirements. Each Agreement may provide, at the discretion of the Committee, that prior to the Company's determination of such withholding liability, such individual may make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold Option Shares that would otherwise be received by such individual. Such election may be denied by the Committee in its discretion, or may be made subject to certain conditions specified by the Committee, including, without limitation, conditions intended to avoid the imposition of liability against the individual under Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        13. Registration Restrictions. An Option shall not be exercisable unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to such Option Shares, such Option Shares shall have been qualified under applicable state "blue sky" laws and all regulations of any securities exchange on which the Class A Common Stock may be listed (including, without limitation for such purposes, The Nasdaq Stock Market, Inc.) shall have been fully complied with and satisfied, or (ii) the Committee in its sole discretion determines that such registration, qualification and compliance are not required as a result of the availability of an exemption from such registration, qualification, or compliance under such laws.

        14. Stockholder Rights. A Participant shall have no rights as a stockholder with respect to any shares of Class A Common Stock issuable upon exercise of an Option until a certificate or certificates evidencing such shares shall have been issued to such Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share of capital stock of the Company for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

        15. Deductibility Under Code Section 162(m). Awards granted under the Plan to Participants which the Committee reasonably believes may be subject to
Section 162(m) of the Code shall not be exercisable, and payment under the Plan in connection with any such Award shall not be made, unless and until the Committee has determined in its sole discretion that such exercise or payment would no longer be subject to Section 162(m) of the Code.

        16. Amendments; Termination; Limitation on Participant Rights. (a) The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall previously have been granted, adversely affect the rights of such Participant in such Award; provided further, however, that amendments shall be subject to (x) the approval of a majority of the shares of the Company's voting common stock entitled to vote if the Committee determines that such approval is necessary in order for the Company to rely on the exemptive relief provided under Rule 16b-3 and (y) all other approvals which are required by law, whether regulatory, stockholder or otherwise.

        (b) The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

        17. Term Of Plan. Options may be granted pursuant to the Plan, from time to time, before the 1st day of January, 2007.

        18. Effective Date. The Plan shall be effective as of January 17, 1997 subject to the receipt of approval of the Plan by the stockholders of the Company entitled to vote thereon. The effectiveness of any awards granted under the Plan prior to obtaining such stockholders' approval shall be subject to such stockholder approval.

        19. Governing Law. The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of North Carolina.

        STOCK OPTION AGREEMENT dated as of _______ __, _____ between INGLES MARKETS, INCORPORATED, a North Carolina corporation (the "COMPANY"), and the other party signatory hereto (the "PARTICIPANT").

        WHEREAS, the Participant is currently an officer or key employee of the Company or one of its Subsidiaries and, pursuant to the Company's 1997 Nonqualified Stock Option Plan (the "PLAN") and upon the terms and subject to the conditions hereinafter set forth, the Company desires to provide the Participant with an incentive to remain in its employ or the employ of one of its Subsidiaries and to increase the Participant's interest in the success of the Company by granting to the Participant nonqualified stock options (the "OPTIONS") to purchase shares of Class A Common Stock, $.05 par value, of the Company (the "CLASS A COMMON STOCK");

        NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

        1. Definitions; Incorporation of Plan Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, a copy of which is attached hereto. This Agreement, the Options and the shares of Class A Common Stock issued pursuant to the exercise of Options shall be subject to the Plan, the terms of which are hereby incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern. The Date of Grant with respect to the Options shall be the date specified at the bottom of the signature page hereof.

        2. Certain Restrictions. None of the Options may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution. During the Participant's lifetime, an Option shall be exercisable only by the Participant or by the Participant's guardian or legal representative. Each Transferee of an Option by will or the laws of descent and distribution shall, as a condition to the transfer thereof, execute an agreement pursuant to which it shall become a party to this Agreement.

        3. Grant of Options. Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants to the Participant, effective as of the Date of Grant specified at the bottom of the signature page hereof, the number of Options specified at the bottom of the signature page hereof. Each such Option shall entitle the Participant to purchase, upon payment of the Exercise Price specified at the bottom of the signature page hereof, one share of Class A Common Stock. The Options shall be exercisable as hereinafter provided.

        4. Terms and Conditions of Options. The Options evidenced hereby are subject to the following terms and conditions:

        (a) Vesting. Options shall vest and become exercisable as of the [first] [fifth] [______] anniversary of the Date of Grant.

        (b) Option Period. The Options shall not be exercisable following the [first] [______] anniversary of the date the Options become vested, and shall be subject to earlier termination as provided herein and in the Plan. Upon termination of the Participant's employment with the Company or any of its Subsidiaries (including upon the Participant's death, disability or voluntary resignation [including retirement], the Participant (or the Participant's estate) may exercise any Vested Option in accordance with, and subject to the terms and conditions of, Sections 7 and 8 of the Plan.

        (c) Notice of Exercise. Subject to Sections 4(d), 4(f) and 6(b) hereof, the Participant may exercise any or all of the Vested Options (to the extent not forfeited) by giving written notice to the Committee. The date of exercise of an Option shall be the later of (i) the date on which the Committee receives such written notice or (ii) the date on which the conditions provided in Sections 4(d), 4(f) and 6(b) hereof are satisfied.

        (d) Payment. Prior to the issuance of a certificate pursuant to Section 4(g) hereof evidencing Option Shares, the Participant shall have paid to the Company the Exercise Price of all Option Shares purchased. The Exercise Price shall be paid (i) in cash or other immediately available funds or by check acceptable to the Company, [OPTIONAL PROVISIONS: (II) BY THE TRANSFER TO THE COMPANY OF SHARES OF CLASS A COMMON STOCK ALREADY OWNED BY THE PARTICIPANT THAT HAVE AN AGGREGATE FAIR MARKET VALUE ON THE DATE OF EXERCISE EQUAL TO THE AGGREGATE EXERCISE PRICE, (III) BY WITHHOLDING A NUMBER OF THE OPTION SHARES PURCHASED THAT HAVE AN AGGREGATE FAIR MARKET VALUE ON THE DATE OF EXERCISE EQUAL TO THE AGGREGATE EXERCISE PRICE FOR THE WITHHELD OPTION SHARES AND THE REMAINING OPTION SHARES, OR (IV) BY ANY COMBINATION OF SOME OR ALL OF SUCH METHODS OF PAYMENT.

        (e) Stockholder Rights. The Participant shall have no rights as a stockholder with respect to any shares of Class A Common Stock issuable upon the exercise of an Option until a certificate or certificates evidencing such shares shall have been issued to the Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share of capital stock of the Company for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

        (f) Limitation on Exercise. An Option shall not be exercisable unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to such Option Shares, such Option Shares shall have been qualified under applicable state "blue sky" laws, or (ii) the Committee in its sole discretion determines that such registration or qualification is not required as a result of the availability of an exemption from such registration, qualification, and status under such laws.

        (g) Issuance of Certificate. As soon as practicable following the exercise of any Options, a certificate evidencing the number of Option Shares issued in connection with such exercise shall be issued in the name of the Participant.

        5. Representations and Warranties. The Participant is aware of and familiar with the restrictions imposed on the transfer of any Options. The Participant represents that this Agreement has been duly executed and delivered by the Participant and constitutes a legal, valid and binding agreement of the Participant, enforceable against the Participant in accordance with its terms, except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity.

        6. Miscellaneous.

        (a) No Rights to Grants Or Continued Employment. The Participant shall not have any claim or right to receive grants of Options under the Plan. Neither the Plan nor this Agreement nor any action taken or omitted to be taken hereunder or thereunder shall be deemed to create or confer on the Participant any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of the Participant at any time.

        (b) Tax Withholding. The Company and its Subsidiaries shall have the right to require the Participant to remit to the Company, prior to the delivery of any certificates evidencing Option Shares, any amount sufficient to satisfy any federal, state, or local tax withholding requirements. [OPTIONAL
PROVISIONS: PRIOR TO THE COMPANY'S DETERMINATION OF SUCH WITHHOLDING LIABILITY, THE PARTICIPANT MAY MAKE AN IRREVOCABLE ELECTION TO SATISFY, IN WHOLE OR IN PART, SUCH OBLIGATION TO REMIT TAXES BY DIRECTING THE COMPANY TO WITHHOLD A NUMBER OF THE OPTION SHARES THAT WOULD OTHERWISE BE RECEIVED BY THE PARTICIPANT THAT HAVE AN AGGREGATE FAIR MARKET VALUE ON THE DATE OF EXERCISE EQUAL TO THE AMOUNT OF SUCH TAX WITHHOLDING REQUIREMENTS. SUCH ELECTION MAY BE DENIED BY THE COMMITTEE IN ITS DISCRETION, OR MAY BE MADE SUBJECT TO CERTAIN CONDITIONS SPECIFIED BY THE COMMITTEE, INCLUDING, WITHOUT LIMITATION, CONDITIONS INTENDED TO AVOID THE IMPOSITION OF LIABILITY AGAINST THE PARTICIPANT UNDER SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND THE RULES AND REGULATIONS THEREUNDER.]

        (c) No Restriction on the Right of the Company to Effect Corporate Changes. Neither the Plan nor this Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the shares of Class A Common Stock or the rights thereof or which are convertible into or exchangeable for shares of Class A Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (d) Deductibility Under Code Section 162(m). If the Committee reasonably believes that the Award granted hereunder may be subject to Section 162(m) of the Code, the Award shall not be exercisable, and payment under the Plan in connection with such Award shall not be made, unless and until the Committee has determined in its sole discretion that such exercise or payment would no longer be subject to Section 162(m) of the Code.

        7. Survival; Assignment.

        (a) All agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the issuance to the Participant of the Options and the Option Shares and, notwithstanding any investigation heretofore or hereafter made by the Participant or the Company or on the Participant's or the Company's behalf, shall continue in full force and effect. Without the prior written consent of the Company, the Participant may not assign any of his rights hereunder except by will or the laws of descent and distribution. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party. All agreements herein by or on behalf of the Company, or by or on behalf of the Participant, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto.

        (b) The Company shall have the right to assign to any of its affiliates any of its rights, or to delegate to any of its affiliates any of its obligations, under this Agreement.

        8. Certain Remedies. Without intending to limit the remedies available to the Company, the Participant agrees that damages at law will be an insufficient remedy in the event the Participant violates the terms of this Agreement. The Participant agrees that the Company may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of the provisions hereof.

        9. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to the Participant's attention at the mailing address set forth at the bottom of this Agreement (or to such other address as the Participant shall have specified to the Company in writing) and, if to the Company, to Ingles Markets, Incorporated at Post Office Box 6676, Asheville, NC 28816, Attention:
Jack R. Ferguson, Vice President-Finance. All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail on the fifth day after the day on which such notice is mailed.

        10. Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

        11. Effectiveness of Options. The effectiveness of the Options granted hereunder shall be subject to the attainment of the stockholder approval of the Plan, as described in Section 18 of the Plan.

        12. Entire Agreement; Governing Law. This Agreement and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement, both as of the day and year first above written.


                                    INGLES MARKETS, INCORPORATED



                                    By:___________________________
                                       Name:
                                       Title:

                                    PARTICIPANT


                                    ______________________________
                                    Name:
                                    Address:


Number of Options: _________________

Exercise Price: $ _____________

Date of Grant:   _____________ __, _____

                                                                      APPENDIX B


CLASS A

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 18, 1997
                          INGLES MARKETS, INCORPORATED

        The undersigned hereby appoints Robert P. Ingle and Vaughn C. Fisher, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock held of record on January 7, 1997, at the Annual Meeting of the Stockholders to be held on February 18, 1997, at 1:00 P.M. at the Grove Park Inn, 290 Macon Avenue, Asheville, North Carolina, or any adjournment thereof.

1. ELECTION OF DIRECTORS:

   |_| FOR all nominees listed below                   |_| WITHHOLD AUTHORITY to vote for all
       (except as marked to the contrary below).           nominees listed below.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                       John O. Pollard; J. Alton Wingate

2. PROPOSAL TO ADOPT AND APPROVE THE INGLES MARKETS, INCORPORATED 1997 NONQUALIFIED STOCK OPTION PLAN:

    |_| FOR                  |_| AGAINST                        |_| ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or adjournment thereof.

THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                            (Continued on other side)

                           (Continued from other side)

                          INGLES MARKETS, INCORPORATED
                                     PROXY

The undersigned hereby acknowledge receipt of the Proxy Statement and Notice of Annual Meeting to be held February 18, 1997.

                                           Dated:_________________________, 1997

                                           _______________________________(SEAL)

                                           _______________________________(SEAL)
                                           (Please sign exactly as your name
                                           appears hereon. If stock is
                                           registered in more than one name,
                                           each holder should sign. When signing
                                           as an attorney, administrator,
                                           executor, guardian or trustee, please
                                           add your title as such. If executed
                                           by a corporation, the proxy should be
                                           signed by a duly authorized officer.)

                                           PLEASE SIGN, DATE AND PROMPTLY RETURN
                                           THIS PROXY IN THE ENCLOSED ENVELOPE.
                                           NO POSTAGE IS REQUIRED IF MAILED IN
                                           THE UNITED STATES.
I PLAN TO ATTEND _____________

CLASS B

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 18, 1997
                          INGLES MARKETS, INCORPORATED

        The undersigned hereby appoints Robert P. Ingle and Vaughn C. Fisher, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class B Common Stock held of record on January 7, 1997, at the Annual Meeting of the Stockholders to be held on February 18, 1997, at 1:00 P.M. at the Grove Park Inn, 290 Macon Avenue, Asheville, North Carolina, or any adjournment thereof.

1. ELECTION OF DIRECTORS:

    |_| FOR all nominees listed below                  |_| WITHHOLD AUTHORITY to vote for all
        (except as marked to the contrary below).          nominees listed below.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

   Anthony S. Federico; Jack R. Ferguson; Vaughn C. Fisher; Ralph H. Gardner;
    Robert P. Ingle; Robert P. Ingle, II; Laura Ingle Sharp

2. PROPOSAL TO ADOPT AND APPROVE THE INGLES MARKETS, INCORPORATED 1997 NONQUALIFIED STOCK OPTION PLAN:

    |_| FOR                  |_| AGAINST                        |_| ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or adjournment thereof.

THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                            (Continued on other side)

                           (Continued from other side)

                          INGLES MARKETS, INCORPORATED
                                     PROXY

The undersigned hereby acknowledge receipt of the Proxy Statement and Notice of Annual Meeting to be held February 18, 1997.

                                           Dated:_________________________, 1997

                                           _______________________________(SEAL)

                                           _______________________________(SEAL)
                                           (Please sign exactly as your name
                                           appears hereon. If stock is
                                           registered in more than one name,
                                           each holder should sign. When signing
                                           as an attorney, administrator,
                                           executor, guardian or trustee, please
                                           add your title as such. If executed
                                           by a corporation, the proxy should be
                                           signed by a duly authorized officer.)

                                           PLEASE SIGN, DATE AND PROMPTLY RETURN
                                           THIS PROXY IN THE ENCLOSED ENVELOPE.
                                           NO POSTAGE IS REQUIRED IF MAILED IN
                                           THE UNITED STATES.
I PLAN TO ATTEND ______________